Exhibit 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8) listed below of our report dated August 17, 1998, with respect to the financial statements of Mirabilis Ltd. for the year ended December 31,1997, included in the America Online, Inc.'s Current Report on Form 8-K/A dated August 20, 1998, filed with the Securities and Exchange Commission.

1)             No.33-46607               11)           No.333-00416
2)             No.33-48447               12)           No.333-02460
3)             No.33-78066               13)           No.333-07163
4)             No.33-86392               14)           No.333-07559
5)             No.33-86394               15)           No.333-07603
6)             No.33-86396               16)           No.333-22027
7)             No.33-90174               17)           No.333-46633
8)             No.33-91050               18)           No.333-46635
9)             No.33-94000               19)           No.333-46637
10)            No.33-94004               20)           No.333-57143
                                         21)           No.333-57153
                                         22)           No.333-60625
                                         23)           No.333-60623


August 17, 1998                                /s/Kesselman & Kesselman